UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

2141 Rosecrans Avenue, Suite 1160
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, Ann A. Smiley resigned as Executive Vice President of Manhattan Bancorp (the “Company”) and also as Executive Vice President and Chief Credit Officer of the Company’s wholly-owned subsidiary, Bank of Manhattan, N.A. (the “Bank”).

The Board of Directors of the Bank appointed Harry W. Chenoweth as interim Chief Credit Officer on July 1, 2010 while the Bank completes its search for a permanent replacement.  Mr. Chenoweth, 68, has served on the Board of Directors of the Company since 2006 and the Bank since its organization in 2007.  Mr. Chenoweth has 32 years of direct commercial banking experience.

He served as Executive Vice President and Manager of the Southern California Banking Group of Imperial Bank from 1996 to his retirement from banking in 2001, and in various capacities with Union Bank of California from 1969 to 1996.  Mr. Chenoweth last served as President and Chief Operating Officer of Barrister Executive Suites, LLC, a property management company offering full-service executive office space for short and long-term leases, from 2001 to 2004.  During his service as interim Chief Credit Officer of the Bank, Mr. Chenoweth will be paid $150 per hour.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP
(Registrant)

July 7, 2010	By:	/s/ DEAN FLETCHER
Dean Fletcher
Executive Vice President and Chief Financial Officer